As Filed with the Securities and Exchange Commission on February 10, 2011.
Registration No. 333-44824

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COGNEX CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	04-2713778
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Vision Drive
Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip code)
Cognex Corporation
2000 Employee Stock Purchase Plan
(Full title of the plan)
Anthony J. Medaglia, Jr., Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(Name and address of agent for service)
(617) 570-1000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, ” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
Cognex Corporation (the “Company”) is filing this post-effective amendment to deregister certain of the shares of the Company’s common stock, par value $0.002 per share (“Common Stock”), registered for issuance under the Company’s 2000 Employee Stock Purchase Plan (the “2000 Plan”), on Form S-8 (Reg. No. 333-44824) filed with the Securities and Exchange Commission on August 30, 2000 (the “Registration Statement”). The 2000 Plan has expired in accordance with its terms. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration the 42,555 shares of Common Stock registered under the Registration Statement which remained unsold as of such termination.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Natick, Commonwealth of Massachusetts on this 10th day of February, 2011.

COGNEX CORPORATION
By:	/s/ Robert J. Shillman
	Name:	Robert J. Shillman
	Title:	Chief Executive Officer and Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Shillman Robert J. Shillman	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	February 10, 2011

/s/ Richard A. Morin Richard A. Morin	Executive Vice President of Finance, Chief Financial Officer, and Treasurer (principal financial and accounting officer)	February 10, 2011

/s/ Patrick A. Alias Patrick A. Alias	Director	February 10, 2011

/s/ Jerald G. Fishman Jerald G. Fishman	Director	February 10, 2011

/s/ Theodor Krantz Theodor Krantz	Director	February 10, 2011

/s/ Jeffrey B. Miller Jeffrey B. Miller	Director	February 10, 2011

/s/ Anthony Sun Anthony Sun	Director	February 10, 2011

/s/ Reuben Wasserman Reuben Wasserman	Director	February 10, 2011

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